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                                                                    EXHIBIT 12.1

                              ALEC HOLDINGS, INC.

                             COMPUTATION OF RATIOS

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                                                                                DECEMBER 31, 1998  MARCH 31, 1999
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EARNINGS TO FIXED CHARGES:

EARNINGS:
Income before taxes...........................................................     $   (18,868)      $   (3,721)
Add: Fixed Charges............................................................          57,529           14,380
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  Earnings as adjusted........................................................          38,661           10,659

COMPUTATION OF FIXED CHARGES
Interest Expense..............................................................          56,948           14,238
Interest Portion of Rent Expense..............................................             581              142
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  Total Fixed Charges.........................................................          57,529           14,380
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Excess of fixed charges over earnings.........................................     $    18,868       $    3,721
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